For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	July 17, 2024
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2024 SECOND QUARTER RESULTS AND
DECLARES QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the second quarter of 2024. For the quarter, the Company reported net income of $8.1 million, or $1.02 per diluted common share (“diluted EPS”), down $1.1 million from $9.2 million, or $1.14 diluted EPS, for the first quarter of 2024.

“We are pleased to report strong earnings and continued momentum across our footprint in loan growth,” said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. “The Company’s loan growth was 6% on an annualized basis for the second quarter while maintaining a strong credit discipline. Our net interest margin remains strong and has positively changed direction in the quarter.”

Second Quarter 2024 Highlights

~~•~~Loans totaled $2.7 billion at June 30, 2024, up $39.7 million, or 1.5% (6% on an annualized basis), from March 31, 2024.

~~•~~Non-interest bearing deposits totaled $746.5 million at June 30, 2024, up $4.3 million, or 0.6% (2% on an annualized basis), from March 31, 2024.

~~•~~Net interest income in the second quarter of 2024 totaled $29.4 million, up $492,000, or 2% from the prior quarter.

•The net interest margin ("NIM") was 3.66% in the second quarter of 2024 compared to 3.64% in the first quarter of 2024.

•Nonperforming assets totaled $17.0 million, or 0.50% of total assets, at June 30, 2024 compared to $22.0 million, or 0.65% of total assets, at March 31, 2024.

•The Company recorded a $1.3 million provision to the allowance for loan losses in the second quarter of 2024, compared to a $141,000 provision in the first quarter of 2024, primarily due to loan growth sustained during the quarter and net charge offs.

•Net loan charge-offs were $510,000 for the second quarter of 2024, compared to net loan charge-offs of $217,000 during the first quarter of 2024. Annualized year-to-date net loan charge offs to average loans was 0.06%.

Loans

Loans totaled $2.7 billion at June 30, 2024, up $39.7 million, or 1.5%, from March 31, 2024. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from March 31, 2024 through June 30, 2024.

(dollars in thousands)	6/30/2024	3/31/2024	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$446,255	$436,659	$9,596	2%
Home equity loans and lines	70,617	70,377	240	—
Commercial real estate	1,228,757	1,221,573	7,184	1
Construction and land	328,938	334,324	(5,386)	(2)
Multi-family residential	126,922	118,748	8,174	7
Total real estate loans	2,201,489	2,181,681	19,808	1
Other loans:
Commercial and industrial	427,339	407,730	19,609	5
Consumer	32,518	32,279	239	1
Total other loans	459,857	440,009	19,848	5
Total loans	$2,661,346	$2,621,690	$39,656	2%

The average loan yield was 6.28% for the second quarter of 2024, up 10 basis points, from the first quarter of 2024. Loan growth during the second quarter of 2024 was across all loan types with the exception of construction and land loans. Loans grew in the second quarter of 2024 across most of our markets with approximately 40% of the growth attributable to the Houston market.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $17.0 million, or 0.50% of total assets, at June 30, 2024, down $4.9 million, or 22%, from $22.0 million, or 0.65% of total assets, at March 31, 2024. The decrease in NPAs during the second quarter of 2024 was primarily due to one loan relationship which was brought current during the second quarter of 2024, but was classified as accruing nonperforming loans over 90 days past due in the prior quarter. During the second quarter of 2024, the Company recorded net loan charge-offs of $510,000, compared to net loan charge-offs of $217,000 during the first quarter of 2024.

The Company provisioned $1.3 million to the allowance for loan losses in the second quarter of 2024. At June 30, 2024, the allowance for loan losses totaled $32.2 million, or 1.21% of total loans, compared to $31.5 million, or 1.20% of total loans, at March 31, 2024. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of June 30, 2024 and March 31, 2024.

	June 30, 2024
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$437,753	$1,417	$7,085	$446,255
Home equity loans and lines	70,394	—	223	70,617
Commercial real estate	1,207,421	3,469	17,867	1,228,757
Construction and land	324,729	310	3,899	328,938
Multi-family residential	125,689	65	1,168	126,922
Commercial and industrial	423,673	1,493	2,173	427,339
Consumer	32,273	—	245	32,518
Total	$2,621,932	$6,754	$32,660	$2,661,346

	March 31, 2024
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$429,488	$865	$6,306	$436,659
Home equity loans and lines	70,136	—	241	70,377
Commercial real estate	1,204,466	—	17,107	1,221,573
Construction and land	322,792	6,565	4,967	334,324
Multi-family residential	114,315	—	4,433	118,748
Commercial and industrial	404,786	1,148	1,796	407,730
Consumer	32,001	—	278	32,279
Total	$2,577,984	$8,578	$35,128	$2,621,690

Investment Securities

The Company's investment securities portfolio totaled $413.5 million at June 30, 2024, a decrease of $9.3 million, or 2%, from March 31, 2024. At June 30, 2024, the Company had a net unrealized loss position on its investment securities of $46.6 million, which was essentially unchanged from the net unrealized loss March 31, 2024. The Company’s investment securities portfolio had an effective duration of 4.0 years and 4.2 years at June 30, 2024 and March 31, 2024, respectively.

The following table summarizes the composition of the Company's investment securities portfolio at June 30, 2024.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$300,106	$267,440
Collateralized mortgage obligations	79,469	75,569
Municipal bonds	53,676	45,700
U.S. government agency	18,794	17,553
Corporate bonds	6,983	6,210
Total available for sale	$459,028	$412,472
Held to maturity:
Municipal bonds	$1,065	$1,061
Total held to maturity	$1,065	$1,061

Approximately 65% of the investment securities portfolio was pledged as of June 30, 2024 to secure public deposits and borrowings with the Federal Reserve Bank Term Funding Program ("BTFP"). The Company had $135.5 million of securities pledged to secure public deposits and $135.0 million pledged to the BTFP borrowings at June 30, 2024 and March 31, 2024.

Deposits

Total deposits were $2.7 billion at June 30, 2024, up $337,000, or less than 1%, from March 31, 2024. Non-maturity deposits decreased $16.7 million, or 1%, during the second quarter of 2024 to $2.0 billion. The following table summarizes the changes in the Company’s deposits from March 31, 2024 to June 30, 2024.

(dollars in thousands)	6/30/2024	3/31/2024	Increase (Decrease)
Demand deposits	$746,504	$742,177	$4,327	1%
Savings	218,307	228,047	(9,740)	(4)
Money market	427,406	423,521	3,885	1
NOW	615,809	630,962	(15,153)	(2)
Certificates of deposit	714,889	697,871	17,018	2
Total deposits	$2,722,915	$2,722,578	$337	—%

The average rate on interest-bearing deposits increased 17 basis points from 2.52% for the first quarter of 2024 to 2.69% for the second quarter of 2024. At June 30, 2024, certificates of deposit maturing within the next 12 months totaled $686.2 million.

We obtain most of our deposits from individuals, small businesses and public funds in our market areas. The following table presents our deposits per customer type for the periods indicated.

	June 30, 2024	March 31, 2024
Individuals	53%	54%
Small businesses	37	36
Public funds	8	8
Broker	2	2
Total	100%	100%

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $780.1 million at June 30, 2024 and $781.9 million at March 31, 2024. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

The net interest margin ("NIM") increased 2 basis points from 3.64% for the first quarter of 2024 to 3.66% for the second quarter of 2024 primarily due to the increase in average interest-earning assets outpacing the increase in average interest-bearing liabilities.

The average loan yield was 6.28% for the second quarter of 2024, up 10 basis points from the first quarter of 2024, primarily due to new loan originations at higher market rates during the quarter.

The average cost of interest-bearing deposits increased by 17 basis points in the second quarter of 2024 compared to the first quarter of 2024. The increase in deposit costs reflects the rise in market rates of interest as well as a migration to interest-bearing deposits from non-interest bearing deposits.

Average other interest-earning assets were $51.4 million for the second quarter of 2024, down $5.7 million, or 10%, from the first quarter of 2024 primarily due to a reallocation of certain other interest-earning assets.

Loan accretion income from acquired loans totaled $490,000 for the second quarter of 2024, down $35,000, or 7%, from the first quarter of 2024.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

	Quarter Ended
	6/30/2024			3/31/2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,652,331	$41,999	6.28%	$2,602,941	$40,567	6.18%
Investment securities (TE)	463,500	2,740	2.38	472,578	2,788	2.38
Other interest-earning assets	51,355	719	5.64	57,103	771	5.43
Total interest-earning assets	$3,167,186	$45,458	5.70%	$3,132,622	$44,126	5.60%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,260,491	$5,108	1.63%	$1,269,293	$4,800	1.52%
Certificates of deposit	704,690	8,026	4.58	668,353	7,332	4.41
Total interest-bearing deposits	1,965,181	13,134	2.69	1,937,646	12,132	2.52
Other borrowings	140,610	1,656	4.74	125,979	1,486	4.74
Subordinated debt	54,322	844	6.22	54,268	845	6.22
FHLB advances	46,499	431	3.69	71,704	762	4.23
Total interest-bearing liabilities	$2,206,612	$16,065	2.93%	$2,189,597	$15,225	2.79%
Noninterest-bearing deposits	$751,776			$743,262
Net interest spread (TE)			2.77%			2.81%
Net interest margin (TE)			3.66%			3.64%

Noninterest Income

Noninterest income for the second quarter of 2024 totaled $3.8 million, up $206,000, or 6%, from the first quarter of 2024. The increase was related primarily to bank card fees (up $176,000) and gain on sale of loans (up $39,000), which were partially offset by service fees and charges (down $15,000) for the second quarter of 2024 compared to the first quarter of 2024.

Noninterest Expense

Noninterest expense for the second quarter of 2024 totaled $21.8 million, up $940,000, or 5%, from the first quarter of 2024. The increase was primarily related to compensation and benefits expense (up $618,000 due to salary increases effective in April 2024), occupancy expense (up $149,000 due to an additional lease for our new Pasadena office in the Houston market and seasonal lawn care maintenance), other noninterest expense (up $119,000), and professional fees (up $106,000), which were partially offset by the reversal of provision for credit losses on unfunded commitments (down $134,000) during the second quarter of 2024.

Capital and Liquidity

At June 30, 2024, shareholders’ equity totaled $375.8 million, up $3.5 million, or 1%, compared to $372.3 million at March 31, 2024. The increase was primarily due to the the Company’s earnings of $8.1 million during the second quarter of 2024, partially offset by shareholder dividends and repurchases of shares of the Company's common stock. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 11.22% and 14.39%, respectively, at June 30, 2024, compared to 11.19% and 14.39%, respectively, at March 31, 2024.

The following table summarizes the Company's primary and secondary sources of liquidity which were available at June 30, 2024.

(dollars in thousands)	June 30, 2024
Cash and cash equivalents	$113,462
Unencumbered investment securities, amortized cost	68,373
FHLB advance availability	1,085,415
Amounts available from unsecured lines of credit	55,000
Federal Reserve discount window availability	500
Total primary and secondary sources of available liquidity	$1,322,750

Dividend and Share Repurchases

The Company announces that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.25 per share payable on August 9, 2024, to shareholders of record as of July 29, 2024.

The Company repurchased 76,858 shares of its common stock during the second quarter of 2024 at an average price per share of $37.00. An additional 338,285 shares remain eligible for purchase under the 2023 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $46.51 and $35.90, respectively, at June 30, 2024.

Conference Call

Executive management will host a conference call to discuss second quarter 2024 results on Thursday, July 18, 2024 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed the day of the presentation on Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	6/30/2024	3/31/2024	6/30/2023
Reported net income	$8,118	$9,199	$9,781
Add: Core deposit intangible amortization, net tax	261	279	307
Non-GAAP tangible income	$8,379	$9,478	$10,088

Total assets	$3,410,881	$3,357,604	$3,290,153
Less: Intangible assets	85,690	86,019	87,138
Non-GAAP tangible assets	$3,325,191	$3,271,585	$3,203,015

Total shareholders’ equity	$375,830	$372,285	$346,117
Less: Intangible assets	85,690	86,019	87,138
Non-GAAP tangible shareholders’ equity	$290,140	$286,266	$258,979

Return on average equity	8.75%	9.98%	11.26%
Add: Average intangible assets	2.98	3.42	4.24
Non-GAAP return on average tangible common equity	11.73%	13.40%	15.50%

Common equity ratio	11.02%	11.09%	10.52%
Less: Intangible assets	2.29	2.34	2.43
Non-GAAP tangible common equity ratio	8.73%	8.75%	8.09%

Book value per share	$46.51	$45.73	$42.22
Less: Intangible assets	10.61	10.56	10.63
Non-GAAP tangible book value per share	$35.90	$35.17	$31.59

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023 describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit activities, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023
Assets
Cash and cash equivalents	$113,462	$90,475	25%	$96,873
Interest-bearing deposits in banks	—	—	—	99
Investment securities available for sale, at fair value	412,472	421,813	(2)	449,396
Investment securities held to maturity	1,065	1,065	—	1,066
Mortgage loans held for sale	—	646	(100)	538
Loans, net of unearned income	2,661,346	2,621,690	2	2,510,759
Allowance for loan losses	(32,212)	(31,461)	2	(30,639)
Total loans, net of allowance for loan losses	2,629,134	2,590,229	2	2,480,120
Office properties and equipment, net	43,089	42,341	2	42,904
Cash surrender value of bank-owned life insurance	47,858	47,587	1	46,789
Goodwill and core deposit intangibles	85,690	86,019	—	87,138
Accrued interest receivable and other assets	78,111	77,429	1	85,230
Total Assets	$3,410,881	$3,357,604	2%	$3,290,153

Liabilities
Deposits	$2,722,915	$2,722,578	—%	$2,551,718
Other Borrowings	140,539	140,539	—	5,539
Subordinated debt, net of issuance cost	54,348	54,294	—	54,133
Federal Home Loan Bank advances	83,506	38,607	116	305,297
Accrued interest payable and other liabilities	33,743	29,301	15	27,349
Total Liabilities	3,035,051	2,985,319	2	2,944,036

Shareholders' Equity
Common stock	81	81	—	82
Additional paid-in capital	165,918	166,160	—	164,945
Common stock acquired by benefit plans	(1,518)	(1,607)	6	(1,878)
Retained earnings	245,046	241,152	2	220,801
Accumulated other comprehensive loss	(33,697)	(33,501)	(1)	(37,833)
Total Shareholders' Equity	375,830	372,285	1	346,117
Total Liabilities and Shareholders' Equity	$3,410,881	$3,357,604	2%	$3,290,153

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change
Interest Income
Loans, including fees	$41,999	$40,567	4%	$36,530	15%
Investment securities	2,740	2,788	(2)	2,986	(8)
Other investments and deposits	719	771	(7)	555	30
Total interest income	45,458	44,126	3	40,071	13
Interest Expense
Deposits	13,134	12,132	8%	5,547	137%
Other borrowings	1,656	1,486	11	55	2911
Subordinated debt expense	844	845	—	850	(1)
Federal Home Loan Bank advances	431	762	(43)	3,313	(87)
Total interest expense	16,065	15,225	6	9,765	65
Net interest income	29,393	28,901	2	30,306	(3)
Provision for loan losses	1,261	141	794	511	147
Net interest income after provision for loan losses	28,132	28,760	(2)	29,795	(6)
Noninterest Income
Service fees and charges	1,239	1,254	(1)%	1,230	1%
Bank card fees	1,751	1,575	11	1,715	2
Gain on sale of loans, net	126	87	45	26	385
Income from bank-owned life insurance	271	266	2	260	4
(Loss) gain on sale of assets, net	(2)	6	(133)	(3)	33
Other income	370	361	2	220	68
Total noninterest income	3,755	3,549	6	3,448	9
Noninterest Expense
Compensation and benefits	12,788	12,170	5%	12,601	1%
Occupancy	2,603	2,454	6	2,447	6
Marketing and advertising	485	466	4	442	10
Data processing and communication	2,555	2,514	2	2,132	20
Professional fees	581	475	22	459	27
Forms, printing and supplies	187	205	(9)	204	(8)
Franchise and shares tax	487	488	—	541	(10)
Regulatory fees	509	469	9	401	27
Foreclosed assets, net	89	65	37	50	78
Amortization of acquisition intangible	330	353	(7)	389	(15)
(Reversal) provision for credit losses on unfunded commitments	(134)	—	—	151	(189)
Other expenses	1,328	1,209	10	1,142	16
Total noninterest expense	21,808	20,868	5	20,959	4
Income before income tax expense	10,079	11,441	(12)	12,284	(18)
Income tax expense	1,961	2,242	(13)	2,503	(22)
Net income	$8,118	$9,199	(12)	$9,781	(17)

Earnings per share - basic	$1.02	$1.15	(11)%	$1.22	(16)%
Earnings per share - diluted	$1.02	$1.14	(11)%	$1.21	(16)%

Cash dividends declared per common share	$0.25	$0.25	—%	$0.25	—%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Quarter Ended
(dollars in thousands, except per share data)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change
EARNINGS DATA
Total interest income	$45,458	$44,126	3%	$40,071	13%
Total interest expense	16,065	15,225	6	9,765	65
Net interest income	29,393	28,901	2	30,306	(3)
Provision for loan losses	1,261	141	794	511	147
Total noninterest income	3,755	3,549	6	3,448	9
Total noninterest expense	21,808	20,868	5	20,959	4
Income tax expense	1,961	2,242	(13)	2,503	(22)
Net income	$8,118	$9,199	(12)	$9,781	(17)

AVERAGE BALANCE SHEET DATA
Total assets	$3,367,207	$3,333,883	1%	$3,250,190	4%
Total interest-earning assets	3,167,186	3,132,622	1	3,050,335	4
Total loans	2,652,331	2,602,941	2	2,491,029	6
PPP loans	5,156	5,393	(4)	6,100	(15)
Total interest-bearing deposits	1,965,181	1,937,646	1	1,707,283	15
Total interest-bearing liabilities	2,206,612	2,189,597	1	2,039,815	8
Total deposits	2,716,957	2,680,909	1	2,538,800	7
Total shareholders' equity	373,139	370,761	1	348,414	7

PER SHARE DATA
Earnings per share - basic	$1.02	$1.15	(11)%	$1.22	(16)%
Earnings per share - diluted	1.02	1.14	(11)	1.21	(16)
Book value at period end	46.51	45.73	2	42.22	10
Tangible book value at period end	35.90	35.17	2	31.59	14
Shares outstanding at period end	8,081,344	8,140,380	(1)	8,197,859	(1)
Weighted average shares outstanding
Basic	7,972,445	7,984,317	—%	8,042,434	(1)%
Diluted	8,018,908	8,039,505	—	8,079,205	(1)

SELECTED RATIOS (1)
Return on average assets	0.97%	1.11%	(13)%	1.21%	(20)%
Return on average equity	8.75	9.98	(12)	11.26	(22)
Common equity ratio	11.02	11.09	(1)	10.52	5
Efficiency ratio (2)	65.79	64.31	2	62.09	6
Average equity to average assets	11.08	11.12	—	10.72	3
Tier 1 leverage capital ratio (3)	11.22	11.19	—	10.78	4
Total risk-based capital ratio (3)	14.39	14.39	—	14.07	2
Net interest margin (4)	3.66	3.64	1	3.94	(7)

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	8.73%	8.75%	—%	8.09%	8%
Return on average tangible common equity (6)	11.73	13.40	(12)	15.50	(24)

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	6/30/2024			3/31/2024			6/30/2023
(dollars in thousands)	Originated	Acquired	Total	Originated	Acquired	Total	Originated	Acquired	Total
CREDIT QUALITY (1)
Nonaccrual loans	$12,594	$4,223	$16,817	$11,232	$4,139	$15,371	$6,806	$5,364	$12,170
Accruing loans 90 days or more past due	1	—	1	4,978	—	4,978	26	—	26
Total nonperforming loans	12,595	4,223	16,818	16,210	4,139	20,349	6,832	5,364	12,196
Foreclosed assets and ORE	16	215	231	1,539	62	1,601	121	80	201
Total nonperforming assets	$12,611	$4,438	$17,049	$17,749	$4,201	$21,950	$6,953	$5,444	$12,397

Nonperforming assets to total assets			0.50%			0.65%			0.38%
Nonperforming loans to total assets			0.49			0.61			0.37
Nonperforming loans to total loans			0.63			0.78			0.49

(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	6/30/2024			3/31/2024			6/30/2023
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$3,349	$—	$3,349	$3,275	$—	$3,275	$3,200	$—	$3,200
Home equity loans and lines	705	—	705	701	—	701	707	—	707
Commercial real estate	14,957	200	15,157	14,863	200	15,063	14,299	499	14,798
Construction and land	5,304	—	5,304	5,287	—	5,287	4,822	—	4,822
Multi-family residential	582	—	582	584	—	584	512	—	512
Commercial and industrial	6,320	58	6,378	5,733	73	5,806	5,734	121	5,855
Consumer	737	—	737	745	—	745	745	—	745
Total allowance for loan losses	$31,954	$258	$32,212	$31,188	$273	$31,461	$30,019	$620	$30,639

Unfunded lending commitments(2)	2,460	—	2,460	2,594	—	2,594	2,454	—	2,454
Total allowance for credit losses	$34,414	$258	$34,672	$33,782	$273	$34,055	$32,473	$620	$33,093

Allowance for loan losses to nonperforming assets			188.94%			143.33%			247.15%
Allowance for loan losses to nonperforming loans			191.53%			154.61%			251.22%
Allowance for loan losses to total loans			1.21%			1.20%			1.22%
Allowance for credit losses to total loans			1.30%			1.30%			1.32%

Year-to-date loan charge-offs			$815			$241			$137
Year-to-date loan recoveries			88			24			152
Year-to-date net loan (charge-offs) recoveries			$(727)			$(217)			$15
Annualized YTD net loan (charge-offs) recoveries to average loans			(0.06)%			(0.03)%			—%
(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.